UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2014

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California, 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 12, 2014, Global Eagle Entertainment Inc. (the “Company”) completed an exchange offer (the “Offer”) pursuant to which the Company offered to all holders of the Company’s outstanding warrants exercisable for shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), that were originally issued in the Company’s initial public offering and in a private placement to the Company’s founders in connection with the Company’s initial public offering and which have an exercise price of $11.50 per share (the “Warrants”), to receive 0.3333 Shares in exchange for every Warrant tendered by the holders thereof (approximately one Share for every three Warrants tendered), up to a maximum of 15,000,000 Warrants, as described in the Tender Offer Statement on Schedule TO filed by the Company on August 13, 2014, as amended.

Pursuant to the Offer, 12,682,755 Warrants were validly tendered and not validly withdrawn. The Company accepted for exchange all Warrants tendered and issued 4,227,187 Shares in exchange for such Warrants. The exchange of the Warrants for Shares pursuant to the Offer was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereunder based on the fact that the exchange was effected with the Company’s existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 8.01 Other Events.

On September 11, 2014, the Company issued a press release announcing the final results of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Global Eagle Entertainment Inc. on September 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: General Counsel and Secretary

Dated: September 17, 2014

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Global Eagle Entertainment Inc. on September 11, 2014.